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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     February 25, 1999
                                                     -----------------


                              CKE RESTAURANTS, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                       1-13192             33-0602639
          --------                       -------             ----------
(State or Other Jurisdiction           (Commission        (I.R.S. Employer
      of Incorporation)                File Number)       Identification No.)


    401 W. Carl Karcher Way, Anaheim, California                      92801
    --------------------------------------------                      -----
      (Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code     (714) 774-5796
                                                       --------------



          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS.

        On February 25, 1999, CKE Restaurants, Inc. (the "Company") announced that it had priced a $200.0 million private placement of 10-year senior subordinated notes due 2009 with an interest rate of 9 1/8% per annum. A copy of the Company's press release is attached as Exhibit 99.1 to this Report.

        On March 4, 1999, the Company closed its previously announced offering of $200.0 million aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2009 (the "Notes"), in a private placement conducted in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The initial purchasers of the Notes were Morgan Stanley & Co. Incorporated, BancBoston Robertson Stephens Inc., Bear Stearns & Co. Inc., U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc., and Paribas Corporation (the "Initial Purchasers"). The Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements. The Notes were sold to the Initial Purchasers pursuant to the exemptions from registration provided by Section 4(2) of, and Rule 506 under, the Securities Act. Attached as Exhibit 4.1 to this Report is a copy of the Indenture, dated as of March 4, 1999, among the Company, its Subsidiary Guarantors and Chase Manhattan Bank and Trust Company, N.A., as trustee.

        The Notes were sold to the Initial Purchasers for cash for an aggregate offering price of $200.0 million and aggregate discount of $5.2 million. The net proceeds of the offering of approximately $194.8 million were used to reduce the Company's indebtedness under its amended and restated senior credit facility.

        On March 4, 1999, the Company also completed the amendment and restatement of its senior credit facility to provide for a $500.0 million revolving credit facility, which includes a $75.0 million letter of credit sub-facility. Attached as Exhibit 10.1 to this Report is a copy of the Second Amended and Restated Credit Agreement, dated as of March 4, 1999, among the Company, Paribas, as agent, and the Lenders party thereto. A copy of the Company's press release relating to the amended senior credit facility is attached as Exhibit 99.2 to this Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Not Applicable.

        (b)    Not Applicable.

        (c) Exhibits. The following exhibits are filed as part of this Report.

               Exhibit Number               Description

                     4.1 Indenture, dated as of March 4, 1999, by and among the Company, its Subsidiary Guarantors and Chase Manhattan Bank and Trust Company, N.A., as trustee.

                    10.1 Second Amended and Restated Credit Agreement, dated as of March 4, 1999, by and among the




                                       2

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                                            Company, Paribas, as agent, and the
                                            Lenders party thereto.

                    99.1 Press Release - February 25, 1999 - CKE Restaurants, Inc. Prices Private Placement of $200.0 Million of Senior Subordinated Notes.

                    99.2 Press Release - March 4, 1999 - CKE Restaurants, Inc. Amends Senior Credit Facility to Provide for a $500.0 Million Revolving Line of Credit.







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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CKE RESTAURANTS, INC.



Date:  March 4, 1999                        By: /s/ CARL A. STRUNK
                                                --------------------------------
                                                Carl A. Strunk,
                                                Executive Vice President and
                                                Chief Financial Officer




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                                  EXHIBIT INDEX


                                                                                Sequentially
Exhibit Number                           Description                            Numbered Page
--------------                           -----------                            -------------
    4.1               Indenture, dated as of March 4, 1999, by and among the
                      Company, its Subsidiary Guarantors and Chase Manhattan
                      Bank and Trust Company, N.A., as trustee.

   10.1               Second Amended and Restated Credit Agreement, dated as of
                      March 4, 1999, by and among the Company, Paribas, as agent, and the Lenders party thereto.

   99.1               Press Release - February 25, 1999 - CKE Restaurants, Inc.
                      Prices Private Placement of $200.0 Million of Senior
                      Subordinated Notes.

   99.2               Press Release - March 4, 1999 - CKE Restaurants, Inc.
                      Amends Senior Credit Facility to Provide for a $500.0
                      Million Revolving Line of Credit.
